Exhibit 4.17
FIFTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES
FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 7, 2020, among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain Indenture (as supplemented and amended, the “Indenture”), dated as of February 6, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,300,000,000 of 5.625% Senior Notes due 2027 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Sections 4.07 and 9.01 of the Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the Indenture, including, without limitation, Section 10.02 thereof.

3.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature pages follow]

[Signature Page to Fifth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

MOSS LANDING ENERGY STORAGE 2, LLC
NORTH JERSEY ENERGY HOLDINGS, LLC
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP, by its general partner, NORTH JERSEY ENERGY HOLDINGS, LLC,

as the Guaranteeing Subsidiaries

By:     /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Fifth Supplemental Indenture]

VISTRA OPERATIONS COMPANY LLC,
as the Company

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Fifth Supplemental Indenture]

AMBIT CALIFORNIA, LLC	EVERYDAY ENERGY NJ, LLC
AMBIT ENERGY HOLDINGS, LLC	EVERYDAY ENERGY, LLC
AMBIT HOLDINGS US, LLC	GENERATION SVC COMPANY
AMBIT HOLDINGS, LLC	HALLMARK SOLAR, LLC
AMBIT ILLINOIS, LLC	HAVANA DOCK ENTERPRISES, LLC
AMBIT MANAGEMENT, LLC	HAYS ENERGY, LLC
AMBIT MARKETING, LLC	HOPEWELL POWER GENERATION, LLC
AMBIT MIDWEST, LLC	ILLINOIS POWER GENERATING COMPANY
AMBIT NEW YORK, LLC	ILLINOIS POWER MARKETING COMPANY
AMBIT NORTHEAST, LLC	ILLINOIS POWER RESOURCES GENERATING, LLC
AMBIT OHIO, LLC	ILLINOIS POWER RESOURCES, LLC
AMBIT SOUTHEAST, LLC	ILLINOVA CORPORATION
AMBIT SOUTHWEST, LLC	IPH, LLC
AMBIT TEXAS, LLC	KINCAID GENERATION, L.L.C.
ANP BELLINGHAM ENERGY COMPANY, LLC	LA FRONTERA HOLDINGS, LLC
ANP BLACKSTONE ENERGY COMPANY, LLC	LAKE ROAD GENERATING COMPANY, LLC
BIG BROWN POWER COMPANY LLC	LIBERTY ELECTRIC POWER, LLC
BIG SKY GAS, LLC	LONE STAR ENERGY COMPANY, INC.
BIG SKY GAS HOLDINGS, LLC	LONE STAR PIPELINE COMPANY, INC.
BLUENET HOLDINGS, LLC	LUMINANT ENERGY COMPANY LLC
BRIGHTSIDE SOLAR, LLC	LUMINANT ENERGY TRADING CALIFORNIA COMPANY
CALUMET ENERGY TEAM, LLC	LUMINANT ET SERVICES COMPANY LLC
CASCO BAY ENERGY COMPANY, LLC	LUMINANT GENERATION COMPANY LLC
CINCINNATI BELL ENERGY, LLC	LUMINANT MINING COMPANY LLC
COFFEEN AND WESTERN RAILROAD COMPANY	MASSPOWER, LLC
COLETO CREEK POWER, LLC	MIDLOTHIAN ENERGY, LLC
COMANCHE PEAK POWER COMPANY LLC	MILFORD POWER COMPANY, LLC
CORE SOLAR SPV I, LLC	MOSS LANDING ENERGY STORAGE 1, LLC
CRIUS ENERGY, LLC	NCA RESOURCES DEVELOPMENT COMPANY LLC
CRIUS ENERGY CORPORATION	NEPCO SERVICES COMPANY
CRIUS ENERGY MANAGEMENT, LLC	NORTHEASTERN POWER COMPANY
CRIUS ENERGY MANAGEMENT 2, LLC	OAK GROVE MANAGEMENT COMPANY LLC
CRIUS SOLAR FULFILLMENT, LLC	ONTELAUNEE POWER OPERATING COMPANY, LLC
CRIUS SOLAR HOLDINGS, LLC	PLEASANTS ENERGY, LLC
CRIUS SOLAR, LLC	PEOPLE’S CHOICE ENERGY, LLC
DALLAS POWER & LIGHT COMPANY, INC.	PUBLIC POWER & UTILITY OF MARYLAND, LLC
DYNEGY ADMINISTRATIVE SERVICES COMPANY	PUBLIC POWER & UTILITY OF NY, INC.
DYNEGY ASSOCIATES NORTHEAST LP, INC.	PUBLIC POWER, LLC (a Connecticut limited liability company)
DYNEGY COAL GENERATION, LLC	PUBLIC POWER, LLC (a Pennsylvania limited liability company)
DYNEGY COAL HOLDCO, LLC	REGIONAL ENERGY HOLDINGS, INC.
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	RICHLAND-STRYKER GENERATION LLC
[Signature Page to Fifth Supplemental Indenture]

DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC	SANDOW POWER COMPANY LLC
DYNEGY CONESVILLE, LLC	SITHE ENERGIES, INC.
DYNEGY DICKS CREEK, LLC	SITHE/INDEPENDENCE LLC
DYNEGY ENERGY SERVICES (EAST), LLC	SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
DYNEGY ENERGY SERVICES, LLC	TEXAS ELECTRIC SERVICE COMPANY, INC.
DYNEGY FAYETTE II, LLC	TEXAS ENERGY INDUSTRIES COMPANY, INC.
DYNEGY GAS IMPORTS, LLC	TEXAS POWER & LIGHT COMPANY, INC.
DYNEGY HANGING ROCK II, LLC	TEXAS UTILITIES COMPANY, INC.
DYNEGY KENDALL ENERGY, LLC	TEXAS UTILITIES ELECTRIC COMPANY, INC.
DYNEGY KILLEN, LLC	TRIEAGLE 1, LLC
DYNEGY MARKETING AND TRADE, LLC	TRIEAGLE 2, LLC
DYNEGY MIAMI FORT, LLC	TRIEAGLE ENERGY LP
DYNEGY MIDWEST GENERATION, LLC	TXU ELECTRIC COMPANY, INC.
DYNEGY MORRO BAY, LLC	TXU ENERGY RETAIL COMPANY LLC
DYNEGY MOSS LANDING, LLC	TXU RETAIL SERVICES COMPANY
DYNEGY NORTHEAST GENERATION GP, INC.	UPTON COUNTY SOLAR 2, LLC
DYNEGY OAKLAND, LLC	VALUE BASED BRANDS LLC
DYNEGY OPERATING COMPANY	VIRIDIAN ENERGY, LLC
DYNEGY POWER GENERATION INC.	VIRIDIAN ENERGY PA LLC
DYNEGY POWER MARKETING, LLC	VIRIDIAN ENERGY NY, LLC
DYNEGY POWER, LLC	VIRIDIAN NETWORK, LLC
DYNEGY RESOURCE II, LLC	VISTRA ASSET COMPANY LLC
DYNEGY RESOURCES GENERATING HOLDCO, LLC	VISTRA CORPORATE SERVICES COMPANY
DYNEGY SOUTH BAY, LLC	VISTRA EP PROPERTIES COMPANY
DYNEGY STUART, LLC	VISTRA FINANCE CORP.
DYNEGY WASHINGTON II, LLC	VISTRA INSURANCE SOLUTIONS LLC
DYNEGY ZIMMER, LLC	VISTRA PREFERRED INC.
EMERALD GROVE SOLAR, LLC	VOLT ASSET COMPANY, INC.
ENERGY REWARDS, LLC	WHARTON COUNTY GENERATION, LLC
ENERGY SOLUTIONS GROUP, LLC	WISE COUNTY POWER COMPANY, LLC
ENNIS POWER COMPANY, LLC	WISE-FUELS PIPELINE, INC.,
EQUIPOWER RESOURCES CORP.
     as the Subsidiary Guarantors

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee

By: /s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

[Signature Page to Fifth Supplemental Indenture]

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	Jurisdiction
Moss Landing Energy Storage 2, LLC	Delaware
North Jersey Energy Holdings, LLC	Delaware
North Jersey Energy Associates, A Limited Partnership	New Jersey

Sch-I-1